CHINA HOLDINGS, INC.
(NASD OTCBB: CHHL)

BUSINESS ADDRESS: 101-CONVENTION CENTER DRIVE, SUITE 700
LAS VEGAS, NV 89107-2001 USA

BEIJING/CORP MAILING ADDRESS:
8 E - C2, GLOBAL TRADE MANSION
NO. 9A GUANGHUA ROAD, CHAOYANG DISTRICT
BEIJING PR CHINA 100020
BEIJING TEL: 86-10-6586-4770; FAX: 86-10-6586 - 4790
Website: www.chinaholdings.org. and/or: www.chinaholding.net

ATTN: MR. STEVEN SHERB
SHERB & CO LLP
850 third avenue NEW YORK NY 10022
APRIL 23, 2008 (BEIJING TIME: 5:30 AM) NY APRIL 22, 2008 5:30PM

OUR “CHINA HOLDINGS, INC.”AND BOARD OF DIRECTORS HAVE LEGALLY TIMELY DISMISSED YOU/ SHERB & CO LLP AS OUR AUDITORS LEGALLY EFFECTIVE AS APRIL 23, 2008 (BEIJING TIME: 5:30 AM) NY APRIL 22, 2008 5:30PM

THANK YOU VERY MUCH FOR YOU/ SHERB & CO LLP’S PAST SERVICES.

SINCERELY,
Julianna Lu
The CEO (China Direct: 86-1370-133-1287)

China Holding, Inc. (CHH L : OTCBB NASDAQ):

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Safe Harbor Statement: To the extent that statements in the press release are not strictly historical, including statements as to revenue projections, business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company's development, events conditioned on stockholder or other approval, or otherwise as to future events, such statements are forward looking, all forward-looking statements, whether written or oral, and whether made by or on behalf of the Company, are expressly qualified by the cautionary statements and any other cautionary statements, which may accompany the forward-looking statements, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this release are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Other important factors that could cause actual results to differ materially include the following: business conditions and the amount of growth in the Company's industry and general economy; competitive factors; ability to attract and retain personnel; the price of the Company's stock; and the risk factors set forth from time to time in the Company's SEC reports, including but not limited to its annual report on Form 10-KSB; its quarterly reports on Forms 10-QSB; and any reports on Form 8-K. In addition, the company disclaims any obligation to update or correct any forward-looking statements in all of the Company's press releases to reflect events or circumstances after the date hereof.